Exhibit 99.1

Investor Presentation November 2019

Safe Harbor 2 All statements in this presentation that are not based on historical fact are "forward looking statements." While management has based any forward looking statements included in this presentation on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, whether demand for our products, which we believe are disruptive, will develop and whether we can compete successfully with other manufacturers and suppliers of power semiconductor products, both now and in the future, as new products are developed and marketed. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward looking statements.

Investment Highlights 3 Disruptive Semiconductor Architecture Technology Significant Cost, Size & Efficiency Improvements Recently Validated Electrical Performance Substrate Agnostic – Silicon, SiC, GaN Broad Patent Estate – 47 Issued & 36 Pending Low Burn with Intense Focus on Signing Initial License B - TRAN

Electric Power Switching is Required Everywhere 4 Pool Pump Controls Water Heater Control HVAC Fan/ Compressor Controls Stove Controls Washer/Dryer Controls Solar Cell Power Converter HVAC Compressor/ Heater/Fan Controls Welder Power Switches Belt Drive Controls Factory Monitor/ Safety Controls Robot Power Controllers

B - TRAN Will Address Most Power Switching Needs ▪ B - TRAN is a proprietary semiconductor power switch ▪ B - TRAN architecture has 3 compelling advantages – Bi - directional switching – Smaller, more compact designs – Lower losses = lower user costs ▪ First parts are being fabricated using mature silicon wafer bipolar processing equipment ▪ New is – The design (architecture) – Fabrication of both sides of wafers 5

6 Simulation Simulation Measured* Next Generation Configuration PNP PNP NPN Breakdown Voltage (V) >1200 1240 1360 On - state Voltage (V) 0.25 0.22 0.2 Gain 2.1 2.2 6.1 Bi - directional Operation Predicted Confirmed conduction in both directions Predicted * Results of multiple device/multiple wafer tests We have validated critical performance characteristics: Validated Electrical Performance

B-TRAN Bi-directional Switching

Conduction losses ~ 5x better than IGBT + blocking diode

- B-TRAN replaces 4 devices in a bi-directional switch
- Effective forward drop <0.65 V

Conventional IGBT Switch



Back to back
1200 V IGBTs
plus series diodes

Typical forward drop
= 1.75 V + 1.45 V
= 3.20 V

B-TRAN



1200 V bi-directional
B-TRAN

Typical voltage drop
= 0.2 V B-TRAN die + 0.45 V from internal resistance
= 0.65 V

IDEAL POWER

7

Example: B - TRAN Will Deliver Important Operating Cost Reductions IGBT Power Switches B - TRANs 8

IGBT Market 9 ▪ Current $4.9B IGBT market going to $7.4B by 2022 ▪ 10.6% projected CAGR ▪ EV/HEV segment projected to grow to nearly 50% in 2022 21.9% 17.1% 10.2% 7.3% 16.4% 12.6% 7.4% 7.0% Commercial Other EV/HEV Renewables UPS Rail Motor Drives Industrial

Economic Driver for B - TRAN use in Data Centers 10 ▪ All power for data center servers goes through a UPS system ▪ US data centers consume 73 billion kWh 2020 with > 13% loss ▪ UPS systems represent 6% of data center total energy losses 1 ▪ For a large commercial data center, improving UPS efficiency from 90% to 95% saves about $2.2 million per year 2 ▪ $600M/year power switch market 3 1 Electrical Efficiency Measurement for Data Centers by Neil Rasmussen 2 Assumes 50MW data center load and $0.10/kWh electricity cost 3 Global Insulated - Gate Bipolar Transistor Market (2016 - 2022) by Mordor Intelligence

Highly Focused Strategy 11 Develop Technology Fabricate Parts / Engage Customers License Technology □ Currently working with fabrication partners to manufacture packaged parts for bench testing □ Deliver samples to top priority UPS datacenter customers in Q1 2020 and engage with their technical teams □ Validate B - TRAN technology □ Build rapid commercial momentum □ Potential to generate high - margin royalties on future B - TRAN sales Potential For Momentum To Build Quickly After Signing First License Phase 1 Phase 2 Phase 3 Q1 ’20 □ 4+ years of B - TRAN research and development □ Proven ability to manufacture functioning B - TRAN wafers □ Developed broad B - TRAN patent estate

Market Entry Approach for Data Centers 12 ▪ Provide B - TRANs to established UPS providers ▪ Leverages rapidly growing market participants ▪ B - TRAN enables low conduction loss/high efficiency UPS ▪ Creates high value product/quick payback for data center operators ▪ UPS providers have high level power switch expertise to facilitate adoption ▪ Provides opportunities for a strategic relationship ▪ Volume sales can be served through licensing to existing power switch fabricators (Infineon, Fuji Electric, Semikron, ABB, etc.)

FRONTSIDE
B-TRAN

Sustainable Competitive Advantage: Silicon now, Silicon Carbide next

Performance Metric	Si (Measured/Modeling Results)	SiC (Modeling Results)
Bi-directionality	Yes	Same
Switching off speed	200 nsec	~ 5x faster
Conduction losses	0.65V @ 100 amps	0.9V @ 100 amps (1.4x greater)
Maximum operating voltage	1200V	7200V (6x greater)
Maximum operating temperature	150°C	>200°C (>50°C greater)
B-TRAN Availability	Near term	Mid/long term

IDEAL POWER
13

Ideal Power’s IP 14 The patents cover: ▪ B - TRAN device architecture ▪ Control methodologies and techniques ▪ Double - sided device manufacturing techniques ▪ Applications specific uses of B - TRAN Region Issued Patents Pending Patents North America 35 7 Asia Pacific 4 20 Europe 8 9 TOTAL 47 36

Financial Overview 15 Equity Offering Provides Cash Runway Into 2021 Cash Capitalization 1 Excludes any benefit from future grant income 2 Assumes $3.5mm offer size net of offering expenses (2) • Pro forma cash burn of ~$220k / month (1) Basic Shares Outstanding 1,474,001 Options (1) 169,980 Warrants (2) 684,095 Preferred Stock (3) 81,000 Fully Diluted Shares Outstanding 2,409,076 (1) Weighted Avg. Exercise Price = $8.13 (2) Weighted Avg. Exercise Price = $25.70 (3) Toothless Preferred

Thank you! Ideal Power Inc. 4120 Freidrich Lane, Suite 100 Austin, TX 78744 (512) 264 - 1542 investors@idealpower.com